Exhibit 10.3

                         COMMON STOCK PURCHASE AGREEMENT

                  This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of May 31, 2000 by and between First Priority Group, Inc., a New York corporation (the "Company"), and Suerez Enterprises Limited (the "Purchaser").

                  The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1  Certain Definitions.

                        (a) "Average Daily Price" shall be the price based on the VWAP of the Company on the Principal Market.

                        (b) "Draw Down" shall have the meaning assigned to such term in Section 6.1(a) hereof.

                        (c) "Draw Down Exercise Date" shall have the meaning assigned to such term in Section 6.1(b) hereof.

                        (d) "Draw Down Pricing Period" shall mean a period of twenty-two (22) consecutive Trading Days preceding a Draw Down Exercise Date.

                        (e)   "Effective   Date"   shall   mean   the  date  the
Registration Statement of the Company covering the Shares being subscribed for hereby is declared effective.

                        (f) "Material Adverse Effect" shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other material agreement.

                        (g) "Principal Market" shall mean initially the Nasdaq SmallCap Market, and shall include the American Stock Exchange, Nasdaq National Market or the New York Stock Exchange if the Company is listed and trades on such market or exchange. Principal Market shall not include the OTC Bulletin Board without the express written consent of the Purchaser.

                        (h) "Registration Statement" shall mean the registration statement under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit A.

                        (i) "SEC Documents" shall mean the Company's latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

                        (j) "Shares" shall mean, collectively, the shares of Common Stock of the Company being subscribed for hereunder and those shares of Common Stock issuable to the Purchaser upon exercise of the Warrants.

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                        (k) "Threshold  Price" is the lowest Average Daily Price
at which the Company will sell its Common Stock with respect to this Agreement.

                        (l) "Trading Day" shall mean any day on which the Principal Market is open for business.

                        (m) "VWAP" shall mean the daily volume weighted average price of the Company's Common Stock on the NadaqSmall Cap Market or on any Principal Market as reported by Bloomberg Financial using the AQR function.

                                   ARTICLE II

                        PURCHASE AND SALE OF COMMON STOCK

         Section 2.1 Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, the Company may issue and sell to the Purchaser and the Purchaser shall purchase from the Company up to Ten Million Dollars $10,000,000 of the Company's Common Stock, $0.015 par value per share (the "Common Stock"), based on up 12 Draw Downs of up to Five Million Dollars ($5,000,000) per Draw Down.

         Section 2.2 The Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to cover the Shares to be issued in connection with all Draw Downs requested under this Agreement. Anything in this Agreement to the contrary notwithstanding, (i) at no time will the Company request a Draw Down which would result in the issuance of a number of shares of Common Stock pursuant to this Agreement which exceeds 19.9% of the number of shares of Common Stock issued and outstanding on the Closing Date without obtaining stockholder approval of such excess issuance, and (ii) the Company may not make a Draw Down to the extent that, after such purchase by the Purchaser, the sum of the number of shares of Common Stock beneficially owned by the Purchaser and its affiliates would result in beneficial ownership by the Purchaser and its affiliates of more than 9.9% of the then outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended.

         Section 2.3 Purchase Price and Closing. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representation, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase that number of the Shares to be issued in connection with each Draw Down. The closing under this Agreement shall take place at the offices of Epstein Becker & Green, P.C., 250 Park Avenue, New York, New York 10177 (the "Closing") within fifteen (15) days from the date hereof, or
(ii) such other time and place or on such date as the Purchaser and the Company may agree upon (the "Closing Date"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.1 Representation and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

                        (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated validly existing and in good standing under the laws of the State of New York and has all requisite corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more that fifty percent (50%) of or control any other business entity except as set forth in the SEC Documents. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business

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conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect on the Company's financial condition.

                        (b) Authorization, Enforcement. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement and to issue the Draw Down Shares pursuant to their respective terms,
(ii) the execution, issuance and delivery of this Agreement, the Registration Rights Agreement and the Escrow Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement, the Registration Rights Agreement and the Escrow Agreement have been duly executed and delivered by the Company and at the initial Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the issuance of the Draw Down Shares.

                        (c) Capitalization.  The authorized capital stock of the
company consists of 20,000,000 shares of Common Stock, $0.015 par value per share, of which 8,598,467 shares are issued and outstanding and 1,000,000 shares of preferred stock, $0.01 par value per share, of which none are issued and outstanding. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized and are fully-paid and non-assessable. Except as set forth in this Agreement and the Registration Rights Agreement and as set forth in the SEC Documents, or on Schedule 3.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth in the SEC Documents or on Schedule 3.1(c), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company and is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the SEC Documents or on
Schedule 3.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect on the Company's financial condition or operating results. The Company has made available to the Purchaser true and correct copies of the Company's Charter as in effect on the date hereof (the "Charter"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws"). The Company has not received any notice from the Principal Market questioning or threatening the continued inclusion of the Common Stock on such market.

                        (d) Issuance of Shares. The Shares to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

                        (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not (i) violate any provision of the Company's Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or other foreign statute, rule, regulation, order, judgment or decree (including any federal and state or securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its

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subsidiaries  are bound or affected,  except,  in all cases, for such conflicts, defaults, termination, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission (the "Commission") or state securities administrators subsequent to the Closing and any registration statement which may be filed pursuant hereto); provided that, for purpose of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

                        (f) Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed in the SEC Documents or on Schedule 3.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has delivered or made available to the Purchaser true and complete copies of the Commission Documents filed with the Commission since December 31, 1998. The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such documents, and, as of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                        (g) Subsidiaries. The SEC Documents or Schedule 3.1(g) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is a party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

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                        (h) No Material Adverse Effect. Since December 31, 1999,
no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents or on Schedule 3.1(h) hereof.

                        (i) No Undisclosed Liabilities. Except as disclosed in the SEC Documents or on Schedule 3.1(i) hereto, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP which are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries respective businesses since such date and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

                        (j) No Undisclosed Events or Circumstances. Since December 31, 1999, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

                        (k) Indebtedness. The SEC Documents or Schedule 3.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

                        (l) Title to Assets. Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property reflected in the Commission Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the SEC Documents or on Schedule 3.1(1) hereto or such that do not cause a Material Adverse Effect on the Company's financial condition or operating results. All said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

                        (m) Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the SEC Documents or on Schedule 3.1(m) hereto, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary.

                        (n) Compliance with Law. The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the SEC Documents or on Schedule 3.1(n) hereto or such that do not cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective businesses as now being conducted by them unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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                        (o) Taxes. The Company and each subsidiary has filed all
Tax Returns which it is required to file under applicable laws; all such Tax Returns are true and accurate and has been prepared in compliance with all applicable laws; the Company has paid all Taxes due and owing by it or any subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1998, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

                  No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company or any subsidiary from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to ss. 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; and (B) has not agreed to or is required to make any adjustments pursuant to ss. 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of ss. 897(c)(2) of the Internal Revenue Code during the applicable period specified in ss. 897(c)(1)(A)(ii) of the Internal Revenue Code.

                  The Company has not made an election under ss. 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is not obligated to make payments nor is it a party to an agreement that could obligate it to make any payments that would not be deductible under ss. 280G of the Internal Revenue Code.

                  For purposes of this Section 3.1(o):

                  "IRS" means the United States Internal Revenue Service.

                  "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

                  "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

                        (p) Certain Fees. Except as set forth on Schedule 3.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement.

                        (q) Disclosure. To the best of the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any

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untruestatement  of a material fact or omits to state a material fact  necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

                        (r) Operation of Business. The Company and each of the subsidiaries owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth in the SEC Documents and on Schedule 3.1(r) hereto, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

                        (s) Regulatory Compliance. The Company has all necessary licenses, registrations and permits to conduct its business as now being conducted in all states where the Company conducts its business.

                        (t) Books and Records. The records and documents of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary.

                        (u) Material Agreements. Except as set forth in the SEC Documents, or on Schedule 3.1(u) hereto, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 or other applicable form (collectively, "Material Agreements") if the Company or any subsidiary were registering securities under the Securities Act of 1933, as amended (the "Securities Act"). The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instruments, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company's Common Stock.

                        (v) Transactions with Affiliates. Except as set forth in the SEC Documents or on Schedule 3.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (a) the Company, any subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediately family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

                        (w) Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person (other than the Purchaser), so as to bring the issuance and sale of the Shares and/or Warrants under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

                        (x) Governmental Approvals. Except as set forth in the SEC Documents or on Schedule 3.1(x) hereto, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable federal or state securities laws (which if required, shall be filed on a timely basis), including the filing of a registration statement or statements pursuant to this Agreement, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Shares, or for the performance by the Company of its obligations under this Agreement.

                        (y) Employees. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the SEC Documents or on Schedule 3(y) hereto. Except as set forth in the SEC Documents or on Schedule 3(y) hereto, neither the Company nor any subsidiary is in breach of any employment contract, agreement regarding proprietary information, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary. Since the date of the December 31, 1998, Form 10-K, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

                        (z) Absence of Certain Developments. Except as provided in SEC Documents or in Schedule 3.1(z) hereto, since December 31, 1999, neither the Company nor any subsidiary has:

                             (i)  issued  any  stock,  bonds or other  corporate
securities or any rights, options or warrants with respect thereto;

                             (ii)  borrowed  any  amount or  incurred  or become
subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such subsidiary's business;

                             (iii)   discharged   or   satisfied   any  lien  or
encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                             (v)  sold,   assigned  or  transferred   any  other
tangible assets, or canceled any debts or claims, except in the ordinary course of business;

                             (vi)  sold,  assigned  or  transferred  any  patent
rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchaser or its representatives;

                             (vii) suffered any substantial losses or waived any
rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

                             (viii) made any  changes in  employee  compensation
except in the ordinary course of business and consistent with past practices;

                             (ix)  made  capital   expenditures  or  commitments
therefor that aggregate in excess of $500,000;

                             (x) entered  into any other  material  transaction,
whether or not in the ordinary course of business;

                             (xi) suffered any material  damage,  destruction or
casualty loss, whether or not covered by insurance;

                             (xii)  experienced any material problems with labor
or management in connection  with the terms and conditions of their  employment;
or

                             (xiii)  effected  any  two or  more  events  of the
foregoing kind which in the aggregate would be material to the Company or its subsidiaries.

                   (aa) Use of Proceeds. The proceeds from the sale of the Shares will be used by the Company and its subsidiaries for general corporate purposes.

                   (bb) Acknowledgment Regarding Purchaser's Purchase of Shares. Company acknowledges and agrees that Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Purchaser's purchase of the Shares. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its own representatives and counsel.

         Section  3.2  Representations  and  Warranties  of the  Purchaser.  The
Purchaser  hereby makes the  following  representations  and  warranties  to the
Company:

                        (a) Organization and Standing of the Purchaser. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of British Virgin Islands.

                        (b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

                        (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

                        (d) Financial Risks. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Purchaser is capable of evaluating the risks and merits of an investment in the Shares by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Purchaser is capable of bearing the entire loss of its investment in the Shares.

                        (e) Accredited Investor. The Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

                        (f) Compliance With Law. The Purchaser's trading and distribution activities with respect to the Shares will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the Principal Market.

                        (g) General. The Purchaser understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the suitability of the Purchaser to acquire the Shares.

                                   ARTICLE IV

                                    COVENANTS

                  The Company covenants with the Purchaser as follows:

         Section 4.1 Securities Compliance.

                  The Company shall notify The NASD, in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares and the Warrants to the Purchaser or subsequent holders.

         Section 4.2 Registration and Listing. The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

         Section 4.3 Registration Statement. The Company shall cause to be filed the Registration Statement, which Registration Statement shall provide for the sale of the Shares to the Purchaser and resale by the Purchaser to the public in accordance with this Agreement. The Company shall cause such Registration Statement to be declared effective by the Commission as expeditiously as practicable. Before the Purchaser shall be obligated to accept a Draw Down request from the Company, the Company shall have caused a sufficient number of shares of Common Stock to be registered to cover the Shares to be issued in connection with such Draw Down.

         Section 4.4 Escrow Arrangement. The Company and the Purchaser shall enter into an escrow arrangement with Epstein Becker & Green, P.C. (the "Escrow Agent") in the Form of Exhibit B hereto respecting payment against delivery of the Shares.

         Section 4.5 Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

         Section 4.6 Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         Section 4.7 Amendments. The Company shall not amend or waive any provision the Charter, Bylaws of the Company in any way that would adversely affect the dividend rights or voting rights of the holders of the Shares.
Section 4.8 Other Agreements. The Company shall not enter into any agreement the terms of which such agreement would restrict or impair the right to perform of the Company or any subsidiary under this Agreement or the Charter of the Company.

         Section 4.9 Notice of Certain Events Affecting Registration; Suspension of Right to Request a Draw Down. The Company will immediately notify the Purchaser upon the occurrence of any of the following events in respect of the Registration Statement or related prospectus in respect of the Shares: (i) receipt of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Purchaser any such supplement or amendment to the related prospectus. The Company shall not deliver to the Purchaser any Draw Down Notice during the continuation of any of the foregoing events.

         Section 4.10 Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Purchaser such shares of stock and/or securities as the Purchaser is entitled to receive pursuant to this Agreement.

         Section 4.11 Limitation on Future Financing. The Company agrees that, except as set forth below, it will not enter into any sale of its securities for cash at a discount to the current market price until the earlier of (i) twelve
(12) months from the effective date of the Registration  Statement or (ii) sixty
(60) days after the entire $10,000,000 of Shares has been purchased by Purchaser. The foregoing shall not prevent or limit the Company from engaging in any sale of securities (i) in a registered public offering by the Company which is underwritten by one or more established investment banks, (ii) in one or more private placements where the purchasers do not have registration rights, (iii) pursuant to any presently existing or future employee benefit plan which plan has been or is approved by the Company's stockholders, (iv) pursuant to any compensatory plan for a full-time employee or key consultant, (v) in connection with a strategic partnership or other business transaction, the principal purpose of which is not simply to raise money (which shall include piggy-back registration rights to the Registration Rights Agreement), (vi) in one or more private placements, the principal purpose of which is to raise money for an acquisition (which shall include piggy-back registration rights to the Registration Rights Agreement) or (vii) to which Purchaser gives its written approval. Further, the Purchaser shall have a right of first refusal, to elect to participate, in such subsequent transaction in the case of (vi) and (vii) above. Such right of first refusal must be exercised in writing within seven (7) Trading Days of the Purchaser's receipt of notice of the proposed terms of such financing.

                                    ARTICLE V

                      CONDITIONS TO CLOSING AND DRAW DOWNS

         Section 5.1 Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and sell the Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                        (a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing and as of each Draw Down Exercise Date as though made at that time, except for representations and warranties that speak as of a particular date.

                        (b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing and as of each Draw Down Exercise Date.

                        (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         Section 5.2 Conditions Precedent to the Obligation of the Purchaser to Close. The obligation hereunder of the Purchaser to enter this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

                        (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a particular date).

                        (b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

                        (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                        (d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

                        (e) Opinion of Counsel, Etc. At the Closing, the Purchaser shall have received an opinion of counsel to the Company, dated the date of Closing, in the form of Exhibit C hereto, and such other certificates and documents as the Purchaser or its counsel shall reasonably require incident to the Closing.

                        (f) Warrants. In lieu of a minimum Draw Down commitment by the Company, the Purchaser shall receive a warrant certificate at the initial closing to purchase up to a number of shares of Common Stock equal to $100,000 divided by the VWAP on the Trading Day immediately prior to the date of the Closing (the

"Initial Warrant"). One half of such Warrants shall be exercisable immediately and the other half shall be exercisable six months thereafter. As to any Draw Downs or any portion of a Draw Down made by the Company after the Company has drawn down, or in excess of Five Million Dollars ($5,000,000) in the aggregate under this Agreement, the Purchaser shall also receive, at each applicable Draw Down closing, a warrant certificate representing 4% warrant coverage (using the same formula set forth above) of any such Draw Down or portion thereof (each, a "Draw Down Warrant" and collectively with the Initial Warrant, the "Warrants"). The term of the Warrants shall be three (3) years from the date of their issuance. The Strike Price of the Warrants shall be 150% of the VWAP on the Trading Days immediately prior to the applicable closing date. The Common Stock underlying the Warrants will be registered in the Registration Statement referred to in Section 4.3 hereof. The Warrants shall be in the form of Exhibit E hereto.

         Section 5.3 Conditions Precedent to the Obligation of the Purchaser to Accept a Draw Down and Purchase the Shares. The obligation hereunder of the Purchaser to accept a Draw Down request and to acquire and pay for the Shares is subject to the satisfaction or waiver, at or before each Draw Down Exercise Date, of each of the conditions set forth below. The conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

                        (a) Satisfaction of Conditions to Closing. The Company shall have satisfied, or the Purchaser shall have waived, the conditions set forth in Section 5.2 hereof

                        (b) Effective Registration Statement. The Registration Statement registering the Shares shall have been declared effective by the Commission and shall remain effective on each Draw Down Exercise Date.

                        (c) No Suspension. Trading in the Company's Common Stock shall not have been suspended by the Commission or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to each Draw Down request), and, at any time prior to such request, trading in securities generally as reported on the Principal Market shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported on the Principal Market.

                        (d) Material Adverse Effect. No Material Adverse Effect and no Consolidation Event shall have occurred.

                        (e) Opinion of Counsel. The Purchaser shall have received a "down-to-date" letter from the Company's counsel, confirming that there is no change from the counsel's previously delivered opinion, or else specifying with particularity the reason for any change.

                                   ARTICLE VI

                                 DRAW DOWN TERMS

         Section 6.1 Draw Down Terms. Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree as follows:

                        (a) The Company, may, in its sole discretion, issue and exercise a draw down (a "Draw Down") during each Draw Down Pricing Period, which Draw Down the Purchaser will be obligated to accept for a period of 12 months after on the Effective Date.

                        (b) Only one Draw Down shall be allowed in each Draw Down Pricing Period. The price per share paid by the Purchaser shall be based on the Average Daily Price on each separate Trading Day during the Draw Down Pricing Period. The number of shares of Common Stock purchased by the Purchaser with respect to each Draw Down shall be determined on a daily basis during each Draw Down Pricing Period and settled at the election of the Purchaser on a weekly basis. In connection with each Draw Down Pricing Period, the Company may set an Average Daily Price below which the Company will not sell any Shares (the "Threshold Price"). If the Average Daily Price on any day within the Draw Down Pricing Period is less than the Threshold Price, the Company shall not sell and the Purchaser shall not be obligated to purchase the Shares otherwise to be purchased for such day, except that, the Purchaser may, in its sole discretion, purchase any such Shares at the Threshold Price.

                        (c) The minimum Draw Down shall be $250,000, unless otherwise agreed by Purchaser.

                        (d) The maximum dollar amount of each Draw Down during any Draw Down Pricing Period shall be limited pursuant to the following formula:
Average Stock Price: Average of the Average Daily Prices for the 22 Trading Days prior to the Draw Down Notice date. Average Trading Volume: Average daily trading volume for the 45 Trading Days prior to the Draw Down Notice date. Maximum dollar amount of each Draw Down: 20% of (Average Stock Price x (Average Trading Volume x 22)) the number of Shares of Common Stock to be issued in connection with each Draw Down shall be equal to the sum of the quotients (for each trading day within the Draw Down Pricing Period) of (x) 1/22nd of the Draw Down amount and (y) 90% of the Average Daily Price of the Common Stock on each Trading Day within the Draw Down Pricing Period. If the Average Daily Price on a given Trading Day is less than the Threshold Price, then the Purchaser's Draw Down will be reduced by 1/22nd and that day shall be withdrawn from the Draw Down Pricing Period.

                        (e) The Company must inform the Purchaser by delivering a Draw Down Notice, in the form of Exhibit D hereto, via facsimile transmission as to the amount of the Draw Down the Company wishes to exercise before the first day of the Draw Down Pricing Period (the "Draw Down Notice"). The Company may set the Threshold Price, if any, prior to each Draw Down request. At no time shall the Purchaser be required to purchase more than the scheduled Draw Down amount for a given Draw Down Pricing Period so that if the Company chooses not to exercise the maximum permitted Draw Down in a given Draw Down Pricing Period the Purchaser is not obligated to purchase more than the scheduled maximum amount in a subsequent Draw Down Pricing Period. Notwithstanding the above, in no event shall the maximum Draw Down dollar amount be less than $1 million per month.

                        (f) On or before three (3) Trading Days after each Draw Down Exercise Date, the Shares purchased by the Purchaser shall be delivered to The Depository Trust Company ("DTC") on the Purchaser's behalf. The Shares shall be credited by the Company to the DTC account designated by the Purchaser upon receipt by the Escrow Agent of payment for the Draw Down into the Escrow Agent's trust account as provided in the Escrow Agreement. The Escrow Agent shall be directed to pay 96% of the purchase price to the Company, net of One Thousand Five Hundred Dollars ($1,500) as escrow expenses to the Escrow Agent, and 4% to the placement agent. The delivery of the Shares into the Purchaser's DTC account in exchange for payment therefor shall be referred to herein as "Settlement".

                                   ARTICLE VII

                                   TERMINATION

         Section 7.1 Termination by Mutual Consent. The term of this Agreement shall be twelve (12) months. This Agreement may be terminated at any time by mutual consent of the parties.

         Section 7.2 Other Termination.Section 7.3 The Purchaser may terminate this Agreement upon one (1) Trading Day's notice if (i) an event resulting in a Material Adverse Effect has occurred, (ii) the Common Stock is de-listed from the Principal Market unless such de-listing is in connection with the listing of the Common Stock on the Nasdaq National Market, Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, (iii) the Company files for protection from creditors under any applicable law, (iv) the Company completes any financing prohibited by Section 4.11, (v) the Registration Statement is not effective by September 30, 2000 or (vi) or in the event that the officers and directors of the Company shall own less than 35% of the outstanding Common Stock of the Company that such officers and directors of the Company own on the date hereof.

                  The Company may terminate this Agreement (i) upon one (1) Trading Day's notice if the Purchaser shall fail to fund more than one properly noticed Draw Down within three (3) Trading Days of the date payment for such Draw Down is due.

         Section 7.3 Effect of Termination. In the event of termination by the company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect, except for Sections 9.1 and 9.2, and
Article VIII herein. Nothing in this Section 7.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights to the Company and the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 8.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchaser (and its directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser herein. Notwithstanding anything to the contrary herein, the Purchaser shall be liable under this Section 8.1 for only that amount as does not exceed the net proceeds to such Purchaser as a result of the sale of Shares pursuant to the Registration Statement.

         Section 8.2 Indemnification Procedure. Any party entitled to indemnification under this Article VIII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VIII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VIII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VIII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, within ten
(10) Trading Days of written notice thereof to the indemnifying party so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 Fees and Expenses. The Company shall pay all fees and expenses related to the transactions contemplated by this Agreement; provided, that the Company shall pay, at the Closing, all attorneys and escrow fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Purchaser of $10,000 in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereunder. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchaser in connection with any amendments, modifications or waivers of this Agreement or the Registration Rights Agreement or incurred in connection with the enforcement of this Agreement and the Registration Rights Agreement, including, without limitation, all reasonable attorneys fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

         Section 9.2 Specific Enforcement. The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

         Section 9.3 Entire Agreement; Amendment. This Agreement, together with the Registration Rights Agreement and the Escrow Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         Section 9.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  If to the Company:        51 East Bethpage Road
                                            Plainview, NY 11803
                                            Telephone (516) 694-1010
                                            Fax: (516) 694-1202
                                            Attention:  Barry Siegel

                  With copies to:           Muenz Meritz P.C.
                                            3 Hughes Place
                                            Dix Hills, N.Y.  11746

                                            Tel:  (631) 242-7384
                                            Fax:  (631) 242 6715
                                            Attention:  Lawrence A. Muenz

                  If to Purchaser:          c/o Dr. Dr. Batliner & Partner
                                            Aeulestrasse 74
                                            FL-9490 Vaduz, Liechtenstein
                                            Telephone Number:_______
                                            Fax: 011-075-236-0405
                                            Attention: Hans Gassner

                  with copies to:           Epstein Becker & Green P.C.
                                            250 Park Avenue
                                            New York, New York  10177-1211
                                            Telephone:  (212) 351-3771
                                            Attention:  Robert F. Charron

                  Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto in accordance herewith.

         Section 9.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 9.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

         Section 9.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may not amend this Agreement or any rights or obligations hereunder without the prior written consent of the Company and each Purchaser to be affected by the amendment. After Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

         Section 9.8 No Third Party Beneficiaries.This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 9.9 Governing Law/Arbitration.This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. Any dispute under this Agreement or any Exhibit attached hereto shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. The Board of Arbitration shall be authorized and is directed to enter a default judgment against any party refusing to participate in the arbitration proceeding within thirty days of any deadline for such participation. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The prevailing party shall be awarded its costs, including attorneys' fees, from the non-prevailing party as part of the arbitration award. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available. The prevailing party in such injunctive action shall be awarded its costs, including attorney's fees, from the non-prevailing party.

         Section 9.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

         Section 9.11 Publicity. Prior to the Closing, neither the Company nor the Purchaser shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement. After the Closing, the Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; provided, that prior to issuing any such press release, making any such public statement or announcement, the Company obtains the prior consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

         Section 9.12 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

         Section 9.13 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         Section 9.14 Effectiveness of Agreement. Section 9.15 This Agreement shall become effective only upon satisfaction of the conditions precedent to the Closing in Article I of the Escrow Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorize officer as of this __ day of May, 2000.

                                         First Priority Group, Inc.

                                         By: /s/ Barry Siegel
                                            -----------------------------------
                                             Barry Siegel, Chairman & CEO

                                         Suerez Enterprises Limited

                                         By: /s/ Hans Gassner
                                            -----------------------------------
                                             Hans Gassner, Authorized Signatory

                                                                      EXHIBIT B

                                ESCROW AGREEMENT

                  THIS ESCROW AGREEMENT (this "Agreement") is made as of May 31, 2000, by and among First Priority Group, Inc., a corporation incorporated under the laws of New York, (the "Company"), Suerez Enterprises Limited ("Purchaser"), and Epstein Becker & Green, P.C., having an address at 250 Park Avenue, New York, NY 10177 (the "Escrow Agent"). Capitalized terms used but not defined herein shall have the meanings set forth in the Common Stock Purchase Agreement referred to in the first recital.

                  WHEREAS, the Purchaser will from time to time as requested by the Company, purchase shares of the Company's Common Stock from the Company as set forth in that certain Common Stock Purchase Agreement (the "Purchase Agreement") dated the date hereof between the Purchaser and the Company, which will be issued as per the terms and conditions contained herein and in the Purchase Agreement; and

                  WHEREAS, the Company and the Purchaser have requested that the Escrow Agent hold in escrow and then distribute the initial documents and certain funds which are conditions precedent to the effectiveness of the Purchase Agreement, and have further requested that upon each exercise of a Draw Down, the Escrow Agent hold the relevant documents and the applicable purchase price pending receipt by Purchaser of certificates representing the securities issuable upon such Draw Down;

                  NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:


                                    ARTICLE I

                   TERMS OF THE ESCROW FOR THE INITIAL CLOSING

         1.1 The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds and documents which are referenced in Section 5.2 of the Purchase Agreement.

         1.2 At the Closing, the Company shall deliver to the Escrow Agent:

             (i) the original executed Registration Rights Agreement in the form of Exhibit A to the Purchase Agreement;

             (ii) the original executed opinion of Muenz Meritz P.C. in the form of Exhibit C to the Purchase Agreement;

             (iii) the sum of $10,000 for the fees and expenses of the Purchaser's counsel;

             (iv) the original executed Company counterpart of this Escrow Agreement;

             (v) the original executed Company counterpart of the Purchase Agreement; and

             (vi) the original executed Initial Warrant in the form of Exhibit E to the Purchase Agreement.

         1.3 Upon receipt of the foregoing, and receipt of executed counterparts from Purchaser of the Purchase Agreement, the Registration Rights Agreement and this Escrow Agreement, the Escrow Agent shall calculate and enter the exercise price, the number of warrants, the issuance date and termination date on the face of the Initial Warrant and immediately transfer the sum of Ten Thousand Dollars $10,000 to Epstein Becker & Green, P.C. ("EB&G"), 250 Park Avenue, New York, New York 10177 for the Purchaser's legal, administrative and escrow costs and then the Escrow Agent shall then arrange to have the Purchase Agreement, this Escrow Agreement, the Registration Rights Agreement, the Initial Warrant, and the opinion of counsel delivered to the appropriate parties.

                                   ARTICLE II

                     TERMS OF THE ESCROW FOR EACH DRAW DOWN

         2.1 Each time the Company shall send a Draw Down Notice to the Purchaser as provided in the Purchase Agreement, it shall send a copy, by facsimile, to the Escrow Agent.

         2.2 Each time the Purchaser shall purchase Shares pursuant to a Draw Down, the Purchaser shall send the applicable purchase price of the Draw Down Shares to the Escrow Agent, which shall advise the Company in writing that it has received the purchase price for such Draw Down Shares. The Company shall promptly, but no later than three (3) Trading Days after receipt of such funding notice from the Escrow Agent, cause its transfer agent to issue the Draw Down Shares to the Purchaser via DTC deposit to the account specified by the Purchaser from time to time and deliver to the Escrow Agent the Draw Down Warrant, if applicable, and, if applicable, a warrant certificate issued to Ladenburg Thalmann & Co. Inc. with terms identical to that of the Draw Down Warrant (the "LT Draw Down Warrant"), and, as to the first Draw Down closing only, up to $25,000 for the accountable expenses of Ladenburg Thalmann & Co. Inc. and a warrant certificate issued to Ladenburg Thalmann & Co. Inc. with terms identical to that of the Initial Warrant (the "LT Warrant"). Upon receipt of written confirmation from the transfer agent or from the Purchaser that such Draw Down Shares have been so deposited and the applicable Warrants have been so delivered, the Escrow Agent shall enter the calculate and enter the number, the exercise price, the Issuance Date and the Termination Date on the face of the applicable Warrants and shall within one (1) Trading Day wire 96% of the purchase price per the written instructions of the Company, net of One Thousand Five Hundred Dollars $1,500 as escrow expenses to the Escrow Agent, and the remaining 4% of the purchase price as directed by Ladenburg Thalmann & Co. Inc.

                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

         3.2 All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by fax, overnight courier, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon receipt thereof, as set forth in the Purchase Agreement.

         3.3 This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

         3.4 This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by their respective agents duly authorized in writing or as otherwise expressly permitted herein.

         3.5 Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

         3.6 The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Except as expressly set forth herein, any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall brought in the Federal or state courts of New York, New York as is more fully set forth in the Purchase Agreement.

         3.7 The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, Purchaser and the Escrow Agent.

         3.8 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, excepting only its own gross negligence or willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law (other than Escrow Agent itself) shall be conclusive evidence of such good faith.

         3.9 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         3.10 The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Purchase Agreement or any documents or papers deposited or called for thereunder or hereunder.

         3.11 The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Escrow Agent has acted as legal counsel for the Purchaser, and may continue to act as legal counsel for the Purchaser, from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company consents to the Escrow Agent in such capacity as legal counsel for the Purchaser and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company understands that the Purchaser and the Escrow Agent are relying explicitly on the foregoing provision in entering into this Escrow Agreement.

         3.12 The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Purchaser. In the event of any such resignation, the Purchaser and the Company shall appoint a successor Escrow Agent.

         3.13  If  the  Escrow  Agent  reasonably   requires  other  or  further
instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         3.14 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the State and City of New York in accordance with the applicable procedure therefor.

         3.15 The Company and the Purchaser agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow
Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent.

                  IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of this __ May, 2000.

                                    First Priority Group, Inc.

                                    By: _____________________________________
                                        Barry Siegel, Chairman & CEO

                                    Suerez Enterprises Limited

                                    By: _____________________________________
                                        Hans Gassner, Authorized Signatory

                                    ESCROW AGENT:

                                    EPSTEIN BECKER & GREEN, P.C.

                                    By: _____________________________________
                                        Robert F. Charron, Authorized Signatory

                                                                      EXHIBIT E


NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT.

                             STOCK PURCHASE WARRANT

                 To Purchase [_______] Shares of Common Stock of

                           First Priority Group, Inc.

                  THIS CERTIFIES that, for value received, Suerez Enterprises Limited (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after May __, 2000 (the "Issuance Date") and on or prior to the close of business on October __, 2003 (the "Termination Date") but not thereafter, to subscribe for and purchase from First Priority Group, Inc., a New York corporation (the "Company"), up to [_________] shares (the "Warrant Shares") of Common Stock, $0.015 par value, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be [$______] (150% of the VWAP on the Trading Day prior to the applicable closing date). The Exercise
Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. In the event of any conflict between the terms of this Warrant and the Common Stock Purchase Agreement dated May 31, 2000 pursuant to which this Warrant has been issued (the "Purchase Agreement"), the Purchase Agreement shall control. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

         1. Title to Warrant. Prior to the Termination Date hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

         2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         3. Exercise of Warrant. Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times, as to one half of the Warrants, on or after the Issuance Date hereof and before the close of business on the 180th day before the Termination Date hereof and as to the other one half, on or after the 180th day after the Issuance Date hereof and before the close of business on the Termination Date hereof. Exercise of this Warrant or any part hereof shall be effected by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to
Section 5 prior to the issuance of such shares, have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. Should the Warrant not have been and remain registered under an effective Registration Statement pursuant to the Registration Rights Agreement dated May 31, 2000 between the Company and the Holder immediately prior to the exercise of this Warrant, in whole or in part, then this Warrant may also be exercised by means of a "cashless exercise" in which the holder shall be entitled to receive a certificate for the number of shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

         (A)    =     the average of the high and low  trading  prices per share of Common Stock on the Trading Day preceding the date of such election;

         (B)    =     the Exercise Price of the Warrants; and

         (X)    =     the  number  of  shares  issuable  upon  exercise  of  the
                      Warrants in accordance with the terms of this Warrant.

         4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the Exercise Price.

         5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

         6. Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant.

         7. Transfer, Division and Combination. (a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued.

                        (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                        (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 7.

                        (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

         8. No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

         9. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

         10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

         11. Adjustments of Exercise Price and Number of Warrant Shares. (a) Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                        (b) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 11. For purposes of this Section 11, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 11 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

         12. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

         13. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

         14. Notice of Corporate Action. If at any time:

                        (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                        (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

                        (c)  there   shall  be  a   voluntary   or   involuntary
dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 16(d).

         15. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

         The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use all commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

         Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

         Before taking any action which would cause an adjustment reducing the current Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Exercise Price.

         Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

         16. Miscellaneous.

                        (a) Jurisdiction. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York without regard to its conflict of law principles or rules, and be subject to arbitration pursuant to the terms set forth in the Purchase Agreement.

                        (b) Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

                        (c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date hereof. If the Company willfully fails to comply with any material provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                        (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

                        (e) Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                        (f) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                        (g) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

                        (h) Indemnification. The Company agrees to indemnify and hold harmless Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from Holder's negligence, bad faith or willful misconduct in its capacity as a stockholder or warrantholder of the Company.

                        (i) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

                        (j) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

                        (k) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:

                                              First Priority Group, Inc.



                                              By:  ____________________________
                                                   Barry Siegel, Chairman & CEO

                               NOTICE OF EXERCISE

To:      First Priority Group, Inc.

         1. The undersigned hereby elects to purchase [________] shares of Common Stock (the "Common Stock"), of First Priority Group, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

         2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

----------------------------------------

Name

Address:

----------------------------------------

Dated:

----------------------------------------

Signature

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)

                  FOR VALUE  RECEIVED,  the  foregoing  Warrant  and all  rights
evidenced   thereby   are   hereby   assigned   to  [NAME]   whose   address  is
[_________________________].

Dated:

Holder's Signature:

----------------------------------------

Holder's Address:

----------------------------------------

Signature Guaranteed:

----------------------------------------

                  NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.